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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of SBM Certificate Company for the year ended December 31, 1998, of our report dated February 9, 1999, included in Post Effective Amendment No. 10 to the Registration Statement (Form S-1 No. 33-38066) and related Prospectus ("Registration Statement"), with respect to the financial statement schedules of SBM Certificate Company listed in Item 16(b) of the Registration Statement.

                                        /s/ Ernst & Young LLP



Louisville, Kentucky
February 23, 1999